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                                                                     EXHIBIT 1.1



                       MICHIGAN COMMUNITY BANCORP LIMITED


                            DEALER MANAGER AGREEMENT



                                                                __________, 2001


Donnelly, Penman, French, Haggarty & Co.
300 River Place, Suite 4950
Detroit, MI  48207

Ladies/Gentlemen:

         Michigan Community Bancorp Limited, a Michigan corporation (the "Company"), was formed on January 28, 1998, and is governed by its Restated Articles of Incorporation (the "Articles") and its Bylaws (the "Bylaws") in the form incorporated by reference into the Registration Statement, as described in
Section 1(a) hereof (such Articles and Bylaws being hereinafter referred to as the "Organizational Documents"). The Company is offering, on a "best efforts" basis, rights (the "Rights") to subscribe for up to 335,787 units ("Units") at a purchase price of $9.00 per Unit (the "Rights Offering"). The Units are comprised of 671,574 shares (the "Shares") of the Company's Common Stock, no par value ("Common Stock"), and 335,787 Class A Common Stock Warrants (the "Warrants"), which will be evidenced by a warrant agreement entitling the holder of each Warrant to purchase one share of Common Stock at a purchase price of $5.00 per share (the "Warrant Agreement"), all upon the terms and conditions set forth in the Prospectus, as described in Section 1(a) hereof. In addition, at the same time as the Company is conducting the Rights Offering, it will be offering up to 100,000 Units on a best efforts basis to the general public (the "Community Offering" and together with the Rights Offering, the "Offering"). The Units offered in the Community Offering are identical in every respect to the Units being offered in the Rights Offering. The subscribers of the Units will be required to enter into a subscription agreement substantially similar to the form of the Subscription Agreement attached as Appendix A to the Prospectus (the "Subscription Agreement").


1.       REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents, warrants and agrees with you that:

         (a)      Registration Statement and Prospectus


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         An amended registration statement (File No. 333-63644) on Form SB-2 with respect to the Units has been prepared by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective. The term "Effective Date" means the date upon which the Registration Statement is or was first declared effective by the Commission. The term "Prospectus" means the prospectus in the form constituting a part of the Registration Statement (including any preliminary prospectus) as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective. The Commission has declared the Registration Statement effective and has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose has been instituted or are pending before or, to our knowledge, threatened by the Commission under the Act.

         (b)      Compliance with the Act

         From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(d) hereof): (i) the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c)      No Subsequent Material Events

         Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto, the Company has not and will not have: (i) incurred any material liabilities or obligations, direct or contingent; or (ii) entered into any material transaction, not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.

         (d)      Entity Status

         The Company is a corporation duly formed and validly existing under the Law of Michigan.

         (e)      Authorization of Agreement




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         This Agreement, the Warrant Agreement and the Subscription Agreement
have been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors' rights generally or by equitable principles relating to the availability of remedies). The performance of this Agreement, the Warrant Agreement and the Subscription Agreement, the consummation of the transactions contemplated herein and therein and the fulfillment of the terms hereof and thereof, do not and will not result in a breach of any of the Company's Organizational Documents or any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its properties, or result in the creation or imposition of any lien, change or encumbrance upon the assets of the Company; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement, the Warrant Agreement or the Subscription Agreement or for the consummation of the transactions contemplated hereby and thereby (except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the "NASD") or as may be required under state securities or blue sky laws in connection with the offer and sale of the Units or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

         (f)      Pending Actions

         There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the Offering of the Units or the business, properties, financial condition or results of operations of the Company.

         (g)      Required Filings

         There are no contracts or other documents required to be filed by the Act or the Rules and Regulations of the Commission thereunder as exhibits to the Registration Statement which have not been so filed.

         (h)      Independent Public Accountants

         To the best of the Company's knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are independent public accountants within the meaning of the Act and the Rules and Regulations.

         (i)      Financial Statements




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         The financial statements of the Company, together with related notes and schedules as set out in the Registration Statement, present fairly the financial position and the results of operations of the Company at the indicated dates and for the indicated periods in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein. The summary financial and statistical data included in the Registration Statement presents fairly the information shown in the data and have been compiled on a basis consistent with the financial statements and the books and records of the Company.

         (j)      Sales Literature

         In addition to and apart from the Prospectus, the Company understands that you may use certain supplemental sales material in connection with the offering of the Units. This material, prepared by you, would likely describe the Company and its affiliates. No person has been authorized to prepare for, or furnish to, a prospective investor, any sales literature other than: (i) that described herein; and (ii) so-called "tombstone" newspaper advertisements/solicitations of interest, limited to identifying the Offering and the location of sources of further information. Use of any sales literature is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies (including, without limitation, the NASD and any state securities regulator or commissioner). Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the sales materials. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering. Although it is believed that the information contained in the sales literature or sales material will not conflict with any of the information set forth in the Prospectus, the sales literature will not purport to be complete, and should not be considered as a part of the Prospectus, or as incorporated in the Prospectus by reference, or as forming the basis of the Offering.

         (k)      Authorization of the Units

         The Company has the authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. The Rights, the Warrants and all the authorized shares of capital stock of the Company, including the shares of Common Stock issuable upon purchase of the Units and exercise of the Warrants, have been duly authorized, the Company has a duly authorized and outstanding capitalization as set forth under "Description of the Units, Capital Stock and Warrants" in the Prospectus, and all the issued and outstanding shares of capital stock are, and the Warrants and shares of Common Stock issuable upon purchase of the Units and exercise of the Warrants, when issued, delivered and paid for as described in the Prospectus will be, validly issued and outstanding, fully paid and nonassessable, and the Rights will be validly issued and outstanding. Shareholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares are not convertible or subject to redemption at the option of the Company. The Shares are entitled to one vote per Share and do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Shares, the Shareholders are entitled to distributions in such amounts as may be declared by the Board of Directors from time to time out of funds



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legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding preferred stock ranking prior to the Shares.

         (l)      Listing Application

         The Company has made application for the Warrants and the shares of Common Stock issuable upon purchase of the Units and exercise of the Warrants to be duly authorized for listing, and the Company has received reasonable assurance from the NASD that, subject to official notice of issuance, such securities will be approved for listing, on the NASD OTC Bulletin Board.

2.       OFFERING AND SALE OF THE UNITS

         On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive Dealer Manager to solicit and to cause other dealers (as described in Section 2(a) hereof) to solicit subscriptions for the Units at the subscription price and otherwise upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement, and you agree to use your best efforts as such Dealer Manager to procure subscribers for the Units, during the period commencing with the Effective Date and ending on the Termination Date (the "Offering Period"). The number of Units, if any, to be reserved for sale by each Soliciting Dealer (as defined below) may be decided by the mutual agreement, from time to time, of you and the Company. In the absence of such mutual agreement, the Company shall, subject to the provisions of Section 2(b) hereof accept Subscription Agreements based upon a first come, first accepted reservation or other similar method.

         (a)      Soliciting Dealers

         The Units offered and sold through you under this Agreement shall be offered and sold only by you and, at your sole option, any other securities dealers whom you may retain (collectively the "Soliciting Dealers"), each of whom are members of the NASD, executing agreements with you substantially in the form of the Soliciting Dealers Agreement attached hereto as Exhibit A.

         (b)      Shareholder List

         The Company agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the name and addresses of, and number of shares of Common Stock held by, the shareholders of the Company as of the record date set forth in the Prospectus, and to the extent available to the Company, similar information regarding any beneficial owners of the Company's Common Stock for whom such record date shareholders act as nominees, and to use its best efforts to advise the Dealer Manager or cause it to be advised, on each business day during the Offering Period as to any transfer of Rights, including the name and address of the transferee and the number of Rights transferred. The Dealer Manager agrees to use such


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information only in connection with the Offering, and not to furnish the information to any other person except for Soliciting Dealers.

         (c)      Subscription Agreements and Subscribers' Funds

         Each person desiring to purchase Units through you or any other Soliciting Dealer will be required to complete and execute the Subscription Agreement and to deliver such document to you or such Soliciting Dealer, together with a check payable to the order of "Michigan Community Bancorp Limited" in the amount of $9.00 per Unit. Each Soliciting Dealer shall forward any such Subscription Agreement and check to you not later than noon of the next business day after receipt of such Subscription Agreement. The Company will have representatives available to review the Subscription Agreement in order to determine whether it wishes to accept the Subscription Agreement, it being understood that the Company reserves the unconditional right to reject the tender of any Subscription Agreement and check. The Company will promptly notify you or the Soliciting Dealer, as appropriate, of any rejection. All subscription funds may be deposited directly with the Company. Nothing contained in this
Section 2(b) shall be construed to relieve you or any of the Soliciting Dealers of the responsibility of complying with the Rules of the NASD.

         (d)      Termination of the Offering

         The Offering Period will terminate when all of the Units are sold or _____days from the date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time), subject in any event to the Company's right to terminate the Offering at any time (the "Termination Date") and the proceeds will be applied as set forth in the Prospectus.

         (e)      Dealer Manager Compensation

         The Company agrees to pay in next day funds concurrently with the issuance of the Units subscribed for, to the Managers, as compensation for its services to the Company in connection with the Offer, a fee equal to an amount computed by multiplying (A) .03 by (B) the subscription price per Unit ("Subscription Price") by (C) the number of Units purchased in the Offering (the "Dealer Manager Fee"). In addition to the Dealer Manager Fee, the Company agrees to pay to each Soliciting Dealer, which may include the Dealer Manager, in next day funds concurrently with the issuance of the Units subscribed for, a fee equal to an amount computed by multiplying (A) .035 by (B) the Subscription Price by (C) the number of Units purchased in the Offering (the "Solicitation Fee"); provided, however, the Company shall not be obligated to pay any Solicitation Fee on Units purchased by the Company's officers and directors up to a maximum of $750,000 in gross proceeds. The Company agrees to designate the Dealer Manager as the Soliciting Dealer on any Subscription Agreement that does not designate a Soliciting Dealer, except for subscriptions by the Company's officers and directors up to a maximum of $750,000 in gross proceeds. Finally, in addition to the Dealer Manager Fee and the Solicitation Fee, the Company agrees to issue on the Termination Date to the Dealer Manager, or its designated officers, directors, employees, shareholders, partners or members, a Warrant to purchase shares



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of Common Stock (the "Dealer Manager Warrant"). The Dealer Manager Warrant shall be on the same terms and conditions as the Warrants issued in the Offering and will comply with all NASD requirements. The holder of the Dealer Manager Warrant may assign the Dealer Manager Warrant only to the Dealer Manager or to officers or employees of the Dealer Manager. The Dealer Manager Warrant shall entitle the holder to purchase 70,000 shares of Common Stock if all of the Units are sold in the Offering or 35,000 shares of Common Stock if at least 50% of the Units are sold in the Offering. The Company shall not be obligated to issue a Dealer Manager Warrant if less than 50% of the Units are sold in the Offering. In the event the Offering is not completed, the only amounts due to the Dealer Manager from the Company will be an amount sufficient to provide reimbursement of out-of-pocket accountable expenses as described in Section 5 of this Agreement actually incurred by the Dealer Manager.

3.       COVENANTS OF THE COMPANY

         The Company covenants and agrees with you as follows:

         (a)      Registration Statement

         The Company will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which you shall have reasonably objected or which is not in compliance with the Act and the Rules and Regulations. The Company will prepare and file with the Commission and will use its best efforts to cause to become effective as promptly as possible: (i) any amendments to the Registration Statement or supplements to the Prospectus which may be required pursuant to the undertakings in the Registration Statement; and (ii) upon your reasonable request any amendments to the Registration Statement or supplements to the Prospectus which, in the opinion of you or your counsel, may be necessary or advisable in view of the requirements of the Act and the Rules and Regulations in connection with the offer and sale of the Units during the Offering Period.

         (b)      SEC or Other Orders

         As soon as the Company is advised or obtains knowledge thereof, it will advise you of any request made by the Commission for amending the Registration Statement, supplementing the Prospectus or for additional information, or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose, or suspending the qualification of the Units, Warrants, or Shares issuable upon purchase of the Units or exercise of the Warrants for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for that purpose, or any action rejecting, suspending or terminating the application for the listing of, or the listing of, the Shares, and will use its best efforts to prevent the issuance or any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

         (c)      Blue Sky Qualifications



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         The Company will use its best efforts to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from such jurisdictions (including, but not limited to, summaries of telephone calls and copies of telegrams) and will promptly advise you as soon as the Company obtains knowledge thereof to the effect that the Units are qualified for offering and sale in each such jurisdiction. The Company will promptly advise you of any request made by the securities administrators of each such jurisdiction for revising the Registration Statement or the Prospectus or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish you with a Blue Sky Survey dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

         (d)      Amendments and Supplements

         If at any time when a Prospectus relating to the Units is required to be delivered under the Act, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Act, the Company will promptly notify you thereof and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance.

         (e)      Copies of Registration Statement

         As soon as the Registration Statement becomes effective, and thereafter when the Prospectus is required to be delivered, the Company will furnish you copies of the Registration Statement (including the exhibits filed with the Registration Statement or incorporated by reference in the Registration Statement), the Prospectus and all amendments and supplements thereto, including any amendment or supplement and such other information with respect to the Company as you may from time to time reasonably request, and in such quantities as you may reasonably request.

         (f)      Qualification To Transact Business

         The Company will take all steps necessary to ensure that at all times the Company will be validly existing as a Michigan corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.


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         (g)      Authority To Perform Agreements

         The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the performance of this Agreement and under the Organizational Documents or the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

         (h)      Copies of Reports

         The Company will furnish to you as promptly as shall be practicable the following: (i) a copy of each report or general communication (whether financial or otherwise) sent to the Shareholders; (ii) a copy of each report (whether financial or otherwise) filed with the Commission; and (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company.

         (i)      Use of Proceeds

         The Company will apply the proceeds from the sale of the Units as stated in the Prospectus.

4.       COVENANTS OF THE DEALER MANAGER.

         You covenant and agree as follows:

         (a)      Compliance With Laws

         That in the offer and sale of the Units, you agree to comply and shall comply with any applicable requirements of the Act, the Exchange Act and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the Rules of the NASD. In particular, you agree not to deliver the sales literature (as defined above) to any person prior to the Effective Date and, after the Effective Date, not to deliver the sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus. In addition, you shall, in accordance with applicable law or as prescribed by any state securities administrator, provide or cause Soliciting Dealers to provide to any prospective investor copies of any prescribed document which is part of the Registration Statement. If you intend to use electronic delivery as a means of distributing the Prospectus to any person, you represent and agree that you will comply with all appropriate procedures in compliance with requirements of the Commission.

         (b)      Sales of Units


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         You shall solicit purchases of the Units only in the jurisdictions in which are legally qualified to so act and in which you have been advised by the Company that such solicitations can be made.

         (c)      No Additional Information

         In offering the Units for sale, you shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other documents provided to you for such purpose by the Company, unless authorized to do so by the Company.

5.       EXPENSES

         The Company agrees with you that, whether or not the transactions contemplated in this Agreement are consummated, the Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including, but not limited to: (a) the SEC registration fee; (b) expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing to you copies of the Registration Statement, the Prospectus and any amendment or supplement thereto as herein provided; (c) fees and expenses of your accountants and counsel in connection with the Offering contemplated by this Agreement (up to $25,000); (d) fees and expenses incurred in connection with any required filing with the NASD; (e) all of your expenses in connection with the Offering up to $32,500 ($25,000 of which are the fees of counsel described in 5(c)) and (f) expenses of qualifying the Units, including the Shares and Warrants, for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.

         The Dealer Manager acknowledges that as of the date of this Agreement, the Dealer Manager has received from the Company payments aggregating $20,000 in payment of expenses incurred by the Dealer Manager incident to the performance of its obligations under this Agreement.

6.       CONDITIONS OF OBLIGATIONS

         Your obligations hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Sections 3 and 5 hereof, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 p.m., Eastern Standard Time, on the day following the date of this Agreement, or such later time and date as you and the Company shall have agreed; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been instituted, threatened or




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contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

         (b) You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

         (d) The Company shall not have filed with the Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus without consent of the Dealer Manager, which consent shall not have been unreasonable withheld or delayed.

         (e) The Dealer Manager shall not have discovered and disclosed to the Company, on or prior to the date of this Agreement, that the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus contains an untrue statement of a fact that, in the reasonable opinion of the Dealer Manager, is material or omits to state a fact that, in the reasonable opinion of the Dealer Manager, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (f) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Rights and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated by this Agreement are reasonably satisfactory in all material respects to the Dealer Manager and its counsel, and the Company has furnished to the Dealer Manager and such counsel all documents and information that they may reasonably request to enable them to pass upon those matters.

         (g) Butzel Long, as counsel to the Company, has furnished to the Dealer Manager on the date of this Agreement their opinion dated the date of this Agreement, and addressed to the Manager, to the effect set out in Exhibit B to this Agreement.

         (h) Dykema Gossett PLLC, as counsel to the Dealer Manager, has furnished to the Dealer Manager on the date of this Agreement their opinion dated the date of this Agreement, and addressed to the Manager, to the effect set out in Exhibit C to this Agreement.

         (i) The Company has furnished to the Dealer Manager on the date of this Agreement a certificate, dated the date of this Agreement, of its President and its Chief Financial Officer stating the information specified in Exhibit D to this Agreement.



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         (j) Plante Moran has furnished to the Dealer Manager on the date of this Agreement a letter dated the date of this Agreement, and addressed to the Dealer Manager, to the effect set out in Exhibit E to this Agreement.

         (k) The shares of Common Stock issuable upon purchase of the Units and exercise of the Warrants have been listed on the applicable exchange.

7.       INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you, and any of your affiliates within the meaning of the Act (collectively, the "Indemnified Parties"), against any and all loss, liability, claim, damage and expense (including reasonable attorneys' fees and expenses) whatsoever arising out of, based on, or alleged to arise out of or be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any application or other document or communication executed by or on behalf of the Company in any jurisdiction in order to qualify or register the Units, the Warrants or the Shares issuable upon purchase of the Units and exercise of the Warrants under the securities laws thereof or filed with the Commission; (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the failure by the Company to consummate the Offering, including any failure of the Company to issue the Rights or issue the Units;
(iii) any action taken or omitted to be taken by the Manager as contemplated by the Offer or with the prior written consent of the Company; or (iv) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement or covenant contained in this Agreement. Notwithstanding the foregoing, the Company shall not be liable for indemnity under this Section 7 to the extent that the action or omission to which that indemnity relates has been determined by a court of competent jurisdiction to have resulted directly from the bad faith or negligence of the Dealer Manager. This indemnity agreement contained in this Section 7 is in addition to any liability that the Company may otherwise have to the Indemnified Parties.

         (b) The Dealer Manager agrees to indemnify and hold harmless the Company, each of its directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act (collectively, the "Company Indemnified Parties"), against any and all loss, liability, claim, damage and expense (including reasonable attorneys' fees and expenses) whatsoever arising out of, based on, or alleged to arise out of or be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any application or other document or communication executed by or on behalf of the Company in any jurisdiction in order to qualify or register the Units, the Warrants or the Shares issuable upon purchase of the Units and exercise of the Warrants under the securities laws thereof or filed with the Commission, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the

Dealer Manager specifically for inclusion therein; (ii) any breach by the Dealer Manager of any representation or warranty, or any failure by the Dealer Manager to comply with any agreement or covenant contained in this Agreement, but in each case only to the extent that the action or omission has been determined by a court of competent jurisdiction to have resulted directly from the bad faith or negligence of the Dealer Manager. This indemnity agreement contained in this
Section 7 is in addition to any liability that the Dealer Manager may otherwise have to the Company Indemnified Parties.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party will notify the indemnifying party in writing of the claim or the commencement of that action, except that the failure to notify the indemnifying party will not relieve the indemnifying party under this Section 7 except to the extent that the indemnifying party has been prejudiced in any material respect by such failure or from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action is brought against an indemnified party, and the indemnified party notifies the indemnifying party of the claim, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party wishes, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of the claim or action, the indemnifying party will not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation and providing evidence, except that the indemnified party will have the right to employ separate counsel to represent the indemnified party, its officers, directors, employees and controlling persons who may be subject to liability arising out of any claim with respect to which the indemnity may be sought by the indemnified party and any such officers, directors, employees or controlling persons if (i) the employment of separate counsel has been specifically authorized by the indemnifying party in writing; (ii) the indemnifying party has failed to assume the defense and employ counsel satisfactory to the indemnified party; or (iii) in the reasonable judgment of the indemnified party, it has defenses separate from those of the indemnifying party, and in such event, the reasonable fees and expenses of such separate counsel will be paid by the indemnifying party. Notwithstanding anything contained herein to the contrary, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

         (d) If indemnification provided for in this Section 7 is unavailable to an indemnified party with respect to any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof (i) in proportion that is appropriate to reflect the benefits received by the Company in the aggregate, in comparison to the benefits received by the Dealer Manager with respect to the Offering, or
(ii) if such an allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and the Dealer Manager, but also the relative fault of the Company and the Dealer Manager with respect to the Offering, as well as any other relevant equitable considerations. The benefits received by the Company in the aggregate and the benefits received by the Dealer Manager with respect to the transaction will be deemed to be in the same proportion as the total net proceeds from the subscription for the Units (before deducting expenses) received by the Company bear to the amounts received by the Dealer Manager pursuant to Section 2(d) of this Agreement. The relative fault with respect to the Offering will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent the statement or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by a proportionate allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action with respect thereto, referred to above in this Section 7 will be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding he provisions of this
Section 7(d), the Dealer Manager will not be required to contribute any amount in excess of the amount by which the total fees received by the Dealer Manager pursuant to Section 2(d) of this Agreement exceeds the amount of any damages that the Dealer Manager have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) by a court of competent jurisdiction will be entitled to contribution pursuant to this Section 7(d) from any person who was not found guilty of the fraudulent misrepresentation.

         (e) The Dealer Manager confirms that the statements with respect to the public offering of the Rights and the Units set forth in the Prospectus under the caption "Offering" are correct and the Dealer Manager confirms and the Company acknowledges that such information constitutes the only information furnished in writing to the Company by the Dealer Manager for inclusion in the Registration Statement and the Prospectus.

8.       TERMINATION OF THIS AGREEMENT

         This Agreement may be terminated by you in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified. In any case, this Agreement shall terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof, which shall survive such termination.

9.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

         All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company, and shall survive the Termination Date.

10.      NOTICES

         All communications hereunder shall be in writing and, if sent to you, shall be mailed by registered mail or delivered, telefaxed and confirmed in writing to Michigan Community Bancorp Limited, 43850 Schoenherr, Sterling Heights, Michigan 48313 (Attention: David A. McKinnon).

11.      PARTIES

         This Agreement shall inure to the benefit of and be binding upon you, the Company and the successors and assigns of you and the Company. This Agreement and the conditions and provisions hereof, are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term "successors and assigns," as used herein, shall not include any purchaser of Units as such.

12.      APPLICABLE LAW

         This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Michigan.

13.      EFFECTIVENESS OF AGREEMENT

         This Agreement shall become effective at 5:00 p.m., Eastern Standard Time, on the Effective Date, or at such earlier time as you and the Company agree.

14.      NOT A SEPARATE ENTITY

         Nothing contained herein shall constitute you and/or the Soliciting Dealers or any of them an association, partnership, limited liability company, unincorporated business or other separate entity. If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

                                            MICHIGAN COMMUNITY BANCORP LIMITED


                                            By:________________________________

                                            Title:_____________________________



Accepted as of the date first above written:

DONNELLY, PENMAN, FRENCH, HAGGARTY & CO.

By:      _______________________________

Title:   _______________________________

Date:    _______________________________

                                                                      EXHIBIT A.





                       MICHIGAN COMMUNITY BANCORP LIMITED

                    Rights Offering for Units, consisting of
                   Two Shares of Common Stock and One Warrant


                           SOLICITING DEALER AGREEMENT


              The Offering Will Expire At 5:00 P.M., Eastern Time,
        On _______________, 2001, Unless Extended (the "Expiration Date")


To Securities Dealers and Brokers:

         Michigan Community Bancorp Limited, a Michigan corporation (the "Company"), was formed on January 28, 1998, and is governed by its Restated Articles of Incorporation and its Bylaws in the form incorporated by reference into the Registration Statement, as described below. The Company is offering, on a "best efforts" basis, rights (the "Rights") to subscribe for up to 335,787 units ("Units") at a purchase price of $___ per Unit (the "Rights Offering"). The Units are comprised of 671,574 shares (the "Shares") of the Company's Common Stock, no par value ("Common Stock"), and 335,787 Class A Common Stock Warrants (the "Warrants"), which will be evidenced by a warrant agreement entitling the holder of each Warrant to purchase one share of Common Stock at a purchase price of $________ per share, all upon the terms and conditions set forth in the Prospectus, as described below. In addition, at the same time as the Company is conducting the Rights Offering, it will be offering up to 100,000 Units on a best efforts basis to the general public (the "Community Offering" and together with the Rights Offering, the "Offering"). The subscribers of the Units will be required to enter into a subscription agreement substantially similar to the form of the Subscription Agreement attached as Appendix A to the Prospectus (the "Subscription Agreement").

         An amended registration statement (File No. 333-63644) on Form SB-2 with respect to the Units has been prepared by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective. The term "Prospectus" means the prospectus in the form constituting a part of the Registration Statement (including any preliminary prospectus) as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective. The Commission has declared the Registration Statement effective and has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose has been instituted or are pending before or, to our knowledge, threatened by the Commission under the Act.

         The Company will pay Soliciting Dealer Fees to any qualified broker or dealer that solicits the exercise of Rights in connection with the Offering and who complies with the procedures described below (a "Soliciting Dealer"). Upon "timely delivery" to Fifth Third Bank (the "Subscription Agent"), of a properly completed and executed Subscription Agreement and payment for Units purchased pursuant to the exercise of Rights, a Soliciting Dealer will be entitled to receive a Soliciting Dealer Fee equal to an amount computed by multiplying (i)
 .035 (3.5%) by (ii) the subscription price per Unit (the "Subscription Price") by (iii) (A) the aggregate number of Units purchased pursuant to subscription forms on which the Soliciting Dealer is designated by name as having solicited the exercise of such Rights plus (B) Units purchased pursuant to the Offering through the Soliciting Dealer either directly or through Depository Trust Company ("DTC") or any other applicable depository, as listed on the Appendix to this Soliciting Dealer Agreement. In no event shall the number in (iii)(B) above exceed, as applicable, the number of Units reported as purchased by beneficial shareholders through the Soliciting Dealer by DTC, or any other applicable depository, or the number of Units the Soliciting Dealer is entitled to purchase as a record shareholder (including shares held for its own account); provided, however, the Company shall not be obligated to pay any Soliciting Dealer Fees on Units purchased by the Company's officers and directors up to a maximum of $750,000 in gross proceeds. If more than one Soliciting Dealer is identified as having solicited the exercise of identical Rights, the fee described above shall be shared equally by all such Soliciting Dealers. For purposes of this paragraph, "timely delivery" shall mean not later than noon of the next business day after receipt of a Subscription Agreement. The Company will have representatives available to review each Subscription Agreement in order to determine whether it wishes to accept the Subscription Agreement and payment. The Company will promptly notify the Soliciting Dealer of any rejection.

         A qualified broker or dealer is a broker or dealer which is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is qualified to act as a dealer in each jurisdiction in which it solicits the exercise of Rights and is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. (the "NASD") or is a foreign broker or dealer not eligible for membership which agrees to conform to the Rules of Fair Practice of the NASD in making solicitations in the United States to the same extent as if it were a member thereof.

         The Company hereby agrees to pay the Soliciting Dealer Fees payable to the Soliciting Dealers and to indemnify each Soliciting Dealer against all losses, claims, damages and liabilities to which such Soliciting Dealer may become subject as a result of (a) any untrue or alleged untrue statement of a material fact contained in the Prospectus, as amended or supplemented form time to time, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) any actions taken or omitted to be taken in connection with the performance by such Soliciting Dealer of its services as a Soliciting Dealer pursuant hereto, except to the extent any such loss, claim, damage or liability results from the gross negligence or bad faith of such Soliciting Dealer in performing its services as a Soliciting Dealer or as a result of any breach by such Soliciting Dealer of its obligations herein. Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Commission and the NASD and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations is a state or other jurisdiction in which, in the opinion of counsel to the Company or counsel to Donnelly, Penman, French, Haggarty & Co. (the "Dealer Manager"), such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Soliciting Dealer Fees with respect to Units purchased pursuant to an exercise of Rights for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Company or the Dealer Manager to give any information or make any representations in connection with the Offering other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Company or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Company, or create any association between such parties, or shall render the Dealer Manager or the Company liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

         In order for a Soliciting Dealer to receive Soliciting Dealer Fees, the Subscription Agent must have received, no later than 5:00 p.m., Eastern time, on the Expiration Date, (a) a properly completed and duly executed Soliciting Dealer Agreement (or a facsimile thereof), (b) as applicable, properly completed and duly executed Subscription Agreements with respect to Units purchased pursuant to the exercise of Rights, including those exercised by the Soliciting Dealer as Record Date Shareholder, on which the Soliciting Dealer is designated by name as having solicited the exercise of such Rights and full payment for such Units; or (ii) a report from DTC or any other applicable depository as to the number of Units purchased by beneficial shareholders through the Soliciting Dealer, and (c) full payment for such Units. A Notice of Guaranteed Delivery, guaranteeing delivery, to the Subscription Agent by close of business on the fifth NASDAQ NMS trading day after the date of the Notice of Guaranteed Delivery, as provided in Section 7(d)(ii) and (iii) of the Subscription Agent Agreement, of properly completed and duly executed Subscription Agreements with respect to Units purchased pursuant to the exercise of Rights, on which the Soliciting Dealer is designated by name as having solicited the exercise of such Rights, and guaranteeing delivery of full payment for such Units by close of business on the fifth NASDAQ NMS trading day after the date of the notice of Guaranteed Delivery as provided in Section 7(d)(ii) and (iii) of the Subscription Agent Agreement, shall be acceptable as an alternative for (i) above. In the case of a Notice of

Guaranteed Delivery, Soliciting Dealer Fees will only be paid after payment and delivery in accordance with such Notice of Guaranteed Delivery have been effected.

         All questions as to the form and validity (including time of receipt) of the Soliciting Dealer Agreement and eligibility for Soliciting Dealer Fees thereunder or otherwise will be determined by the Company, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Subscription Agent or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification. The execution of this Soliciting Dealer Agreement and the acceptance of Soliciting Dealer Fees from the Company by a Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Company that:
(i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Units pursuant to the exercise of the Rights, it has complied with the requirements of the Securities Act of 1933, as amended, the Exchange Act, the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Units pursuant to the exercise of the Rights, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through the Dealer Manager; (iv) it has not purported to act as agent of the Company or the Dealer Manager in any connection or transaction relating to the Offering; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Company; (vii) it will not accept Soliciting Dealer Fees paid by the Company pursuant to the terms hereof with respect to Units purchased by the Soliciting Dealer pursuant to an exercise of rights for its own account; (viii) it will not remit, directly or indirectly, any part of Soliciting Dealer Fees paid by the Company pursuant to the terms hereof to any beneficial owner of Units purchased pursuant to the Offering; (ix) it will transmit to the Subscription Agent all checks received in connection with the exercise of Rights by noon of the next business day after receipt; (x) it acknowledges the receipt and review of the due diligence memorandum prepared by counsel to the Dealer Manager and that the Soliciting Dealer has had the opportunity to discuss such memorandum with the Dealer Manager; and (xi) it has agreed to the amount of the Soliciting Dealer Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Dealer Fees. By executing a Soliciting Dealer Agreement and accepting Soliciting Dealer Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Company against losses, claims, damages and liabilities to which the Company may become subject as a result of the breach of such Soliciting Dealer's representations made herein and described above, or any failure by the Soliciting Dealer to comply with any agreement or covenant in this Soliciting Dealer Agreement. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of Rule 10b-6 under the Exchange Act if they have bought, sold, dealt in or traded in any shares of the Company's Common Stock for their own account since the commencement of the Offering.

         Soliciting Dealer Fees due to eligible Soliciting Dealers will be paid promptly after consummation of the Offering.

         This Soliciting Dealer Agreement will be governed by the laws of the State of Michigan.

         Please list on the Appendix attached hereto and forming part of this Soliciting Dealer Agreement the number of Units purchased pursuant to exercise of the Rights by each beneficial owner whose purchases pursuant to exercise of Rights you, as a Soliciting Dealer, have solicited. All amounts beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table in the Appendix hereto. Any questions as to what constitutes beneficial ownership should be directed to the Company. The number of Units not listed in the Appendix for reasons of inadequate space should be listed on a separate schedule attached to, and forming part of, this Soliciting Dealer Agreement.

         Please execute this Soliciting Dealer Agreement below, accepting the terms and conditions hereof and confirming that you are (i) registered as a broker-dealer under the Exchange Act, (ii) qualified to act as a dealer in each jurisdiction in which you have solicited the exercise of Rights and (iii) a member firm of a registered national securities exchange or of the NASD or a foreign broker or dealer not eligible for membership who has conformed to the Rules of Fair Practice of the NASD in making solicitation of the type being undertaken pursuant to the Offering in the United States to the same extent as if you were a member thereof; and certifying that you have solicited the purchase of the Units pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement.

                                            Very truly yours,

                                            MICHIGAN COMMUNITY BANCORP LIMITED


                                            By:
                                               --------------------------------
                                               [name, title]

ACCEPTED AND CONFIRMED



-------------------------------------       ----------------------------------
Printed Firm Name                           Address


-------------------------------------       ----------------------------------
Authorized Signature                        Area Code and Telephone Number



-------------------------------------
Name and Title


Dated:
       ------------------------------












                       MICHIGAN COMMUNITY BANCORP LIMITED
                           SOLICITING DEALER AGREEMENT

                   ALL SOLICITING DEALER AGREEMENTS SHOULD BE
                          RETURNED TO ________________
                   BY FACSIMILE (TELECOPIER) AT ______________
                    FACSIMILE TRANSMISSIONS MAY BE CONFIRMED
                           BY CALLING _______________


              ALL QUESTIONS CONCERNING SOLICITING DEALER AGREEMENTS
                             SHOULD BE DIRECTED TO:
                                 John C. Donnelly
                                 Donnelly, Penman, French, Haggarty & Co.
                                 300 River Place, Suite 4950
                                 Detroit, Michigan 48207
                                 (313) 393-3054

                     APPENDIX TO SOLICITING DEALER AGREEMENT

                    TO BE COMPLETED BY THE SOLICITING DEALER



                                                               Number of Units
Beneficial Owners                                                  Purchased


Beneficial Owner No. 1
Beneficial Owner No. 2
Beneficial Owner No. 3
Beneficial Owner No. 4
Beneficial Owner No. 5
Beneficial Owner No. 6
Beneficial Owner No. 7
Beneficial Owner No. 8
Beneficial Owner No. 9
Beneficial Owner No. 10
Beneficial Owner No. 11
Beneficial Owner No. 12
Beneficial Owner No. 13
Beneficial Owner No. 14
Beneficial Owner No. 15
Beneficial Owner No. 16
Beneficial Owner No. 17
Beneficial Owner No. 18
Beneficial Owner No. 19
Beneficial Owner No. 20
Beneficial Owner No. 21
Beneficial Owner No. 22
Beneficial Owner No. 23
Beneficial Owner No. 24
Beneficial Owner No. 25
         Total: